Table of Contents

PART II- OFFERING CIRCULAR

Preliminary Offering Circular Subject To Completion

Dated August 31, 2021

Mission First Capital LLC (the “Company”)

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor will the Company conduct any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering up to 500,000 Class G Membership Interests and up to 500,000 Class L Membership Interests at a purchase price of $50.00 per Interest (the “Offering”). Investors may elect to receive either Class G or Class L Interests (“Preferred Interests” or “Interests” or “Class Interests” or “Units”) based upon the time period such investors desires to hold the Preferred Interest. Purchasers shall, upon acceptance by the Manager of their Subscriptions, become Class G or Class L Members in the Company.

Funds will be made immediately available to the Company once the Company raises a minimum of $100,000 (“Minimum Offering”). The Minimum Offering must be achieved by December 31, 2021. If the Minimum Offering is not raised by such date, all investors will be refunded the purchase price of the Interests in full, without deduction or interest, promptly after December 31, 2021. The Company has established an escrow account with independent escrow agent LendingClub Bank (the “Escrow Agent”) and will deposit all sale proceeds in escrow until the Minimum Offering is achieved.

This Offering terminates in 365 days after commencement of this Offering. The Manager may extend this Offering in its sole discretion for an additional period of up to one year at which time the Manager will file the appropriate Offering Circular for qualification with the Commission.

The Company has engaged Rialto Markets LLC, a registered broker-dealers and member of Financial Industry Regulatory Authority (“FINRA”), to act as broker of record pursuant to a Regulation A+ Advisory Agreement (the “Advisory Agreement”). The Company has agreed to pay Rialto Markets LLC a cash commission of 1.0% of the gross proceeds raised in the Offering up to a maximum of $500,000 plus reimburse Rialto Markets LLC for (i) reasonable out-of-pocket expenses up to $13,000, (ii) blue sky compliance fees of $5,000 plus applicable state filing fees, and (iii) all charges incurred to perform anti-money laundering and “know your customer” due diligence. See “ Plan of Distribution ” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

Rialto Markets LLC will also provide administrative services related to operations and compliance (e.g., review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, review of subscription agreements, etc.), underwriting or placement agent services, coordination with the Escrow Agent, etc., in connection with this Offering

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Class G or Class L Interests (Units)	Price to Public	Underwriting discount And Commissions (1)	Proceeds to the Company (2)

Class G Membership Interests Per Interest	$50	$0.50	$49.50
Class L Membership Interests Per Interest	$50	$0.50	$49.50
Minimum Dollar Amount	$100,000	$1,000.00	$99,000
Maximum Dollar Amount	$50,000,000	$500,000.00	$49,500,000

(1)	See the section entitled “Plan of Distribution” beginning on page 24 of this offering circular for additional information regarding the engagement of Rialto Markets LLC, a registered broker-dealer.

(2)	The amounts shown in the "Proceeds to the Company" column include an assumed deduction of 1.0% for commissions payable to broker-dealers acting as underwriters or placement agents on all shares being offered. The amounts shown are before deducting estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. Excluding any commissions that may be paid to broker-dealers acting as underwriters or placement agents, we estimate the total expenses of this Offering will be approximately $125,000.

No public market currently exists for our Interests. The Company will be managed by Mission 1 Management LLC (the “Manager.”) which is managed by affiliates of Mission 1 Holdings LLC (the “Sponsor”). The Company has set a minimum investment requirement of $5,000. We intend to place the funds into an escrow account until subscriptions for $100,000 have been received. Subscription funds may remain in the escrow account until $100,000 is received or until December 31, 2021, whichever is earliest to occur. If the Minimum Offering has not been achieved by December 31, 2021, the Escrow Agent will promptly return the purchase price to the Investors without any deduction or interest. Purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Interests is limited. A Member may assign, his, her or its Interests only if certain conditions set forth in the Limited Liability Company Agreement are satisfied. Please see those conditions on page 47 under “Withdrawal and Redemption Policy”

Please note that the Company is not an Investment Company. Purchasers of our interests will not have the protections provided under the Investment Company Act of 1940.

The Company has been formed primarily to acquire commercial properties, including multifamily and other income producing properties as well as re-development opportunities. The Company may also acquire an interest in hospitality projects, residential and other real estate developments. The Company’s focus will initially be the Virginia market but may expand to other geographic regions as well.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

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Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have limited control in our Company with limited voting rights. The Manager will manage the day to day operations of the Company.

•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the book value of our Interests.

•	Investments in real estate and real estate related assets are speculative and are highly dependent on the performance of the real estate market.

•	The Company does not currently own any assets.

See the section entitled “RISK FACTORS” beginning on page 11 for a more comprehensive discussion of risks to consider before purchasing our Class G or Class L Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

WITH THE EXCEPTION OF CLAIMS ARISING UNDER THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THIS OFFERING MEMORANDUM REQUIRES THAT ALL OTHER DISPUTES, CLAIMS, QUESTIONS OR DISAGREEMENTS WITH THE COMPANY BE RESOLVED BY BINDING ARBITRATION. FURTHERMORE, WITH THE EXCEPTION OF CLAIMS RELATED TO OR ARISING UNDER THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, INVESTORS ARE GIVING UP THEIR RIGHT TO TRIAL BY JURY AND THEIR RIGHT TO CONDUCT PRETRIAL DISCOVERY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

AS TO CLAIMS ARISING UNDER FEDERAL OR STATE SECURITIES LAWS, SUCH LAWS PROVIDE INVESTORS WITH THE RIGHT TO SUE IN FEDERAL OR STATE COURTS OF THEIR CHOOSING WHICH RENDERS THE ARBITRATION PROVISIONS OF THE OPERATING AGREEMENT UNENFORCEABLE BY THE COMPANY. ADDITIONALLY, FEDERAL AND STATE SECURITIES LAWS MAY PROVIDE FOR TRIAL BY JURY, WHICH LAWS SUPERSEDE OUR OPERATING AGREEMENT AND RENDER SUCH WAIVER OF JURY TRIALS UNENFORCEABLE BY THE COMPANY.

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OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to "we”, "our”, "us”, and “the Company”, refer to Mission First Capital LLC

We were formed on or about September 8, 2020, and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Offering Circular.

•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Although we have no operating history, the two (2) principal members of our management team collectively have a number of years of experience in finance and real estate.

Since our inception, we have not generated any revenues and have not incurred any expenses because all expenses are being paid by our Manager at this time. We will reimburse the Manager for the expenses incurred if we raise a minimum of $100,000 in this offering.

We anticipate that we will commence generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties. However, closing and other acquisition related costs such as title insurance, professional fees and taxes will also require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

1.	Purchase multi-family, and commercial properties that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgage interest, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our Manager will review the total gross rent, income, or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow potential which our management is comfortable with.

2.	Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, at some time in the future, the Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties, properties under and for development. It is expected that the Company will only use the proceeds in this Offering to purchase multi-family and commercial properties although in our Manager’s sole discretion this may be changed.

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In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on limiting leverage of our properties to up to 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of the property. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial project assets.

In an attempt to generate cash flow for the Company as quickly as possible, it is possible that the Company’s initial acquisitions will consist of one or more properties that were previously acquired by affiliates of our Manager. The affiliates currently have one or more properties that we are considering. The Manager will retain an unaffiliated, independent appraiser to complete a valuation of each of these properties. It is our intention to acquire these properties at a price no higher than the greater of: (a) the independent third party appraisal and (b) a bona fide written offer received from an independent, unrelated third party. The Company does not currently own any assets. Please see our “DESCRIPTION OF BUSINESS” on page 39.

As of the date of this Offering, our Manager is managed by affiliates of Mission 1 Holdings LLC, which has two (2) principals who we anticipate will be devoting a percentage of their working hours to the Manager’s management of the Company going forward if we are able to raise a sufficient amount of capital. These two (2) principals, through our Manager, will be in charge of our day to day operations until such time we are able to hire other personnel. A material percentage of the proceeds of the Offering will be spent to pay such persons and for ongoing operational and property acquisition costs.

Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have limited control in our Company with limited voting rights. The Manger will manage the day-to-day operations of the Company.

•	We may require additional financing, such as bank loans, outside of this Offering in order for our operations to be successful.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the book value of our Class G or Class L Interests.

•	Investments in real estate and real estate related assets are speculative and are highly dependent on the performance of the real estate market.

•	The Company does not currently own any assets.

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FREQUENTLY ASKED QUESTIONS

Q: Who or What is Mission First Capital LLC (the “Company”)?

A: The Company is a newly formed company created for the specific purpose of identifying and purchasing a diverse portfolio of real estate assets. The Company has been formed to acquire various real estate assets throughout the United States. Although the Manager intends to initially search for properties located in Virginia, the Company will not limit itself geographically. The Company intends to focus its investment efforts on those properties that are income producing; in other words, those properties that will produce positive cash flow immediately upon, or soon after, acquisition. It is expected that the Company will focus on multifamily properties but may also consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

The Company intends to purchase properties that will appreciate in value over the expected hold period of seven (7) to ten (10) years. Through the use of quality third-party management, it is expected that the investments will appreciate due to superior locations and increased net operating income, over time.

Q: How will the Company identify properties?

A: The Company’s Manager and/or its affiliates has an extensive network of real estate professionals and believes that it will have access to projects that may be otherwise not available to the public.

Q: What kind of return may be expected by a Member?

A: The Company does not currently own any assets; therefore, returns are speculative. However, it is the Company’s intent to pay a specified percentage of the Distributable Cash to Class G or Class L Members in accordance with their pro-rata membership interest in the Company. (See the “SUMMARY OF OPERATING AGREEMENT” on page 49 for more information.)

Q: What is the minimum investment amount allowed?

A: $5,000.

Q: What forms of payment will be accepted?

A: Only direct deposit via ACH (Automated Clearing House) will be accepted. No bank wires, credit cards, or cash or cash equivalents will be accepted.

Q: Who may invest?

A: The Interests will be available to anyone, generally speaking, however, the Manager reserves the right to reject any subscription they wish. Further, investors will not be allowed to invest more than the greater of 10% of their net worth or their net income.

Q: Where can I buy Class G or Class L Interests?

A: All Interests will be available for purchase at www.missionfirstcapital.co.

Q: Who is the Manager and what experience does the Manager have?

A: The Manager is Mission 1 Management LLC which is controlled by affiliates of Mission 1 Holdings LLC. Mission 1 Holdings LLC is controlled by Philip Capron and Anthony Pinto. Collectively these two (2) individuals have a number of years of experience in finance and real estate and have direct and/or indirect interests in multiple real estate projects in various locales throughout the United States. For more info please see “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS”

Q: How can I sell my Interests?

A: Generally speaking, the Interests will not be transferrable. Investors should consider investing for the long-term as disposition of the Interests will be difficult, if not impossible. The Company intends to operate for approximately ten (10) or more years at which time the Manager intends to employ a variety of exit strategies with the intent of then distributing the Capital Account Balances to the Members. Ideally, at or around ten years, the Company will begin to sell or refinance properties that have appreciated in value. Such timeframe, however, may materially change in the Manager’s sole discretion due to market conditions or other factors.

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Q: Will I be charged upfront selling commissions?

A: NO. Investors will NOT pay upfront selling commissions as part of the price per Interest purchased in this offering. The Company has engaged a FINRA/SIPC registered broker-dealer (Rialto Markets LLC, also referred to herein as “Rialto”) to provide broker-dealer and administrative services related to operations and compliance.

Q: Do you have a redemption program?

A: Yes, depending upon the term selected and class of Membership Interest purchased, there is a mandatory redemption provision attached to each class of Membership Interest. However, in any event, redemption of Membership Interests shall be subject to the Company’s availability of sufficient cash to pay the expenses of the Company and the Company’s ability to maintain required reserves and pay any redemption or withdrawal amounts to Members who request withdrawal or redemption. No redemption may be made that would render the Company unable to pay its obligations as they become due. The Company shall not be required to sell its assets to raise cash to effect redemption. Thus, the ability of the Company to redeem an Interest at the end of any particular term cannot be guaranteed of assured. Please see “Withdrawal and Redemption Policy”.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our Class G or Class L Interests will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRS Code”).

It is the Company’s understanding that IRA and Roth IRA investments can be made through self-directed accounts which are not managed by the Company and most likely will be charged fees to manage the self-directed account. These fees will need to be paid by the investor and are not considered a expense of the Company.

Q: Is there any minimum initial offering amount required to be sold?

A: We intend to raise a minimum of $100,000 prior to using funds for working capital and prior to acquiring any properties. All proceeds of sale will be deposited into an escrow account until the minimum Offering is achieved. If the Minimum Offering is not achieved by December 31, 2021, then all proceeds will be returned to the investors without deduction or interest. We may start funding properties as soon as we identify a property. In some circumstances, the management or some related entity may “pre-fund” a property and funds from this Offering will go to replace that “pre-funding” amount as funds are available.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

-	an annual report;

-	a semi-annual report;

-	current event reports for specified material events within ten business days of their occurrence;

-	supplements to the offering circular, if we have material information to disclose to you; and

-	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website, on our website at www.missionfirstcapital.com, and via e-mail.

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Q: When will I get my detailed tax information?

A: Your schedule K-1 tax information, will be provided by March 31st of the year following each taxable year.

Q: Who can help answer my questions about the offering?

Please contact:

Mission First Capital LLC

100 Seventh Street, Suite 104

Portsmouth, Virginia 23704 USA

Telephone: 1-844-MFC-FUND

Email: info@missionfirstcapital.com

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1.0 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in 2020 and have not yet commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in 2020 and have not yet started operations. As a result of our start-up operations we have (i) generated no revenues and (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Philip Capron and Anthony Pinto. The loss or unavailability of services of one or more of these individuals would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Philip Capron and Anthony Pinto. It would be difficult to replace any of these individuals at such an early stage of development of the Company. The loss by or unavailability of services of one or more of these individuals would have an adverse effect on our business, operations and prospects, in that our inability to replace such person(s) could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of these people should their services be discontinued. In the event that we are unable to locate or employ personnel to replace these people we may be required to cease pursuing our business opportunity, which could result in a loss of your investment. We may secure key person life insurance policies on each of the above named two (2) principals in an amount of up to $1,500,000 or more. In the event of the death of one or more of these individuals the proceeds of the paying policy would provide us with additional capital to use in hiring a replacement for such person and in compensating us for the loss of such person’s services.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of Mission 1 Management LLC, our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding such matters as tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete control over the Company and will therefore make all decisions of which Members will have no control.

Mission 1 Management LLC, our Manager, shall make certain decisions without input by the Members. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

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An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. A Member may withdraw as a Member of the Company and may receive a return of capital provided that the Member provides the Company with a written request for a return of capital at least thirty (30) days prior to such withdrawal. Subject to the limitations described below, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then cash flow, financial condition, compliance with regulatory and other limitations, and prospective investments. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship. However, no one is allowed to redeem their Interests until twelve (12) months after the Interests were purchased. The Company will only redeem Interests up to 5.0% of the value of the assets as calculated on December 31 of the prior year.

There can be no assurance that the Minimum Offering will be achieved.

The Company has established a Minimum Offering of $100,000 which must be achieved by December 31, 2021. All proceeds will be deposited into escrow until the Minimum Offering is achieved. If the Minimum Offering is not achieved, the Escrow Agent will return the proceeds to the investors without deduction or interest. There can be no guaranty that the Minimum Offering will be achieved.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

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If we purchase assets at a time when the multifamily, or commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multifamily or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may depend on tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering Circular, with the exception of initial potential acquisitions which we describe commencing on page 5, we have not identified the assets we expect to acquire and because our Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to our competitors.

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Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation or ground up construction of properties.

We may elect to acquire properties which may require rehabilitation or even be from the “ground up”, meaning that we purchase the land and implement a plan to construct a multifamily building or commercial building on the land. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. We may also purchase land, entitle the land for a multifamily building or commercial building (if that is not already provided), architect a multifamily building or commercial building and build a brand-new multifamily building or commercial building. Consequently, we would retain a general contractor in these situations to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specification. One general contractor that we may use is a related party to our Manager. We acknowledge that use of this general contractor would result in a conflict of interest and, in the situations where we use this general contractor we intend to do so on terms that we believe are at least as favorable to the Company as those we could get from an independent general contractor.

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Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Members ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisitions may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisitions may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for any target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate in value would likely preclude our Members from realizing a return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

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Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

We expect that various third-parties related to the Manager, will provide development, property management, consulting, construction administration and other services to our Manager and the Company. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some, but not all, of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Interests. See “Conflicts of Interest”.

The interests of the Manager, our principals and their other affiliates may conflict with your interests.

The Company’s Limited Liability Company Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

-	the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

-	the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

-	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and

-	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

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Risks Associated with Joint Ventures/Co-Investors

The terms of joint venture agreements or other joint ownership/co-investor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estate-related investments, the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition, the Company may also purchase or develop properties in arrangements with affiliates of the Manager, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. These joint venture partners or co-tenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

-	A partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

-	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

-	the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement; and

-	such partners or co-investors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

If the Company has a right of first refusal or buy/sell right to buy out a co-investor/venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Company’s interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow the purchase of such an interest of a co-investor/venturer subject to the buy/sell right, in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Company’s interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason, particularly if the interest is subject to a right of first refusal of the co-investor/venturer or partner.

The Manager may structure a joint venture/co-invest relationship in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example, while a co-investor/venturer may invest an equal amount of capital in an investment, the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the co-investor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the co-investor/venturer receiving more of the cash flow, including appreciation, of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, the Company may incur losses on joint venture/co-invest investments and/or have limited participation in the profits of a joint venture/co-invest investment, either of which could reduce the ability to make cash distributions to the Members.

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Co-investments with other parties will result in additional risks.

The Company may co-invest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a co-investor would be unable to pay its share of costs, which could be detrimental to the Company’s investment in a project unless an alternative source of capital could be obtained. In the event a third party co-investor was to become bankrupt, third party creditors could become involved in the project affairs. In addition, the co-investors could have economic or business interests or goals which are or which may become inconsistent with the Company’s business interests or goals.

If the Manager enters into joint ventures with affiliates, the Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other program sponsored or advised by the Manager or one of its affiliates, the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to the Members. Joint ventures with other Manager programs would also be subject to the risks associated with joint ventures with unaffiliated third parties.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our target portfolio wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% and 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial project assets. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

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Risks Related to Our Corporate Structure

We will not set aside funds in a sinking fund to pay distributions or redeem the Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We will not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Interests at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are insufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may detrimentally impact our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval. Although our Manager has fiduciary duties to our Members and intends only to change our investment objectives when the Manager determines that a change is in the best interests of our Members, a change in our investment objectives could cause a decline in the value of your investment in the Company.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Our Limited Liability Company Agreement requires that holders of our Class G or Class L Shares receive a cumulative, non-compound return on investment (the “Preferred Return”) prior to cash being distributed to other equity holders. However, we will be unable to make these distributions unless we generate sufficient net income. Because: (a) our ability to make this distribution is contingent on the Company generating net income and (b) the Company has not commenced operations, there is no guarantee that this or any distribution will ever occur. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Members. We intend to pay such distributions quarterly, but the timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, as amended (the “1940 Act”), an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

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We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the 1940 Act as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the 1940 Act, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the 1940 Act may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the 1940 Act as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company”, we believe we will be afforded an exemption under Section 3(c)(5)(C) of the 1940 Act. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable; or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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AS TO CLAIMS ARISING UNDER FEDERAL OR STATE SECURITIES LAWS, SUCH LAWS PROVIDE INVESTORS WITH THE RIGHT TO SUE IN FEDERAL OR STATE COURTS OF THEIR CHOOSING WHICH RENDERS THE ARBITRATION PROVISIONS OF THE OPERATING AGREEMENT UNENFORCEABLE BY THE COMPANY. ADDITIONALLY, FEDERAL AND STATE SECURITIES LAWS MAY PROVIDE FOR TRIAL BY JURY, WHICH LAWS SUPERSEDE OUR OPERATING AGREEMENT AND RENDER SUCH WAIVER OF JURY TRIALS UNENFORCEABLE BY THE COMPANY IN CONNECTION WITH SUCH CLAIMS.

ADDITIONAL RISK FACTOR ARBITRATION, LIMITED DISCOVERY AND WAIVER OF JURY TRIAL:

The Limited Liability Company Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Member's investment in the Company be resolved through arbitration.

For Members’ information:

(a) Arbitration is final and binding on the parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.

(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;

(e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The waiver of a jury trial may have the effect of discouraging claims against the Company or the Manager, If a claim is brought against the Company or the Manager under the Operating Agreement, it may be heard only by an arbitrator, which would be conducted according to different discovery procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action. Additionally, arbitration is subject to differ3ent and more restrictive discovery procedures which may limit the claimants’’ access to information. Such limited discovery may have the effect of preventing information, facts or evidence from being discovered and presented in the arbitration. Limited discovery may also result in a different outcome less favorable to the plaintiff than would have been achieved in a trial.

THE DISPUTE RESOLUTION PROCESS PROVISIONS DO NOT APPLY TO CLAIMS UNDER THE FEDERAL SECURITIES LAWS WHICH LAWS PROVIDE THAT INVESTORS MAY INITIATE CLAIMS IN FEDERAL OR STATE COURTS HAVING JURISDICTION AND ENTITLE CLAIMANTS TO PRE-TRIAL DISCOVERY IN ACCORDNACW WITH THE RULES OF CIVIL PROCEDURE. CLAIMANTS ARE ENTITLED TO HAVE SUCH CLAIMS TO BE HEARD BEFORE A JURY. BY AGREEING TO THE DISPUTE RESOLUTION PROCESS, INCLUDING MANDATORY ARBITRATION, INVESTORS WILL NOT BE DEEMED TO HAVE WAIVED THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER OR TO HAVE WAIVED THEIR RIGHTS TO PURSUE SUCH CLAIMS IN FEDERAL OR STATE COURTS, THEIR RIGHT TO A JURY TRIAL AND TO CONDUCT PRE-TRIAL DISCOVERY.

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest may be at risk for damage to property due to certain weather-related and environmental events, including such things as hurricanes, flooding, severe thunderstorms, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

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The Manager expects to obtain a lender’s title insurance policy and will require that owners of property securing its notes maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property will be made exclusively by the Manager. Certain types of losses that may impact the security could be of a catastrophic nature (due to such things as hurricanes, flooding, ice storms, tornadoes, wind damage, earthquakes, landslides, and sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults, it is likely that they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the notes may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY” starting on page 48. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of our taxable income and loss on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code of 1986, as amended (the “Code”) limits the allowance of deductions for losses attributable to passive activities, which are generally defined as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

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We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager/Partnership Representative is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash distributable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise distributable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the Company. This Offering is a self- underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class G or Class L Interests offered under this offering.

If the maximum amount of Class G or Class L Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class G or Class L Interests outstanding.

If the minimum amount of Class G or Class L Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class G or Class L Interests outstanding.

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PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering unless earlier terminated by the Manager in its sole and absolute discretion, provided that the Manager may extend the Offering an additional one-year period so long as it is compliant with the qualification requirements of the Commission.

Up to 500,000 Class G and up to 500,000 Class L Interests are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class G or Class L Interests. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

The purchase price for the Class G or Class L Interests is $50 per Class G or Class L Interest, with a minimum purchase of ten (10) Interests for an aggregate minimum purchase price of $5,000. The Company will raise a minimum of $100,000 prior to funds being released to the Company. If the Company does not raise the Minimum Offering prior to December 31, 2021, all proceeds raised to that point will be promptly returned to subscribers of Class G or Class L Interests pro-rata, without any deduction or interest. Subscription Agreements are irrevocable.

Description of Broker-Dealer Agreement with Rialto Markets LLC

The following a summary of the material terms of the Regulation A+ Advisory Agreement with Rialto Markets LLC. A complete copy of the agreement is attached to the Offering Statement of which the Offering Circular is part as Exhibit 6.1.

Services Provided. Subject to receipt of a “No Objection Letter” from FINRA, the Company engaged Rialto Markets LLC to provide the following services relating to the Company’s offer and sale of Common Stock pursuant to the Offering Circular:

1.	Act as the Broker of Record for 1-A (SEC), 5110 (FINRA) and Blue-Sky (States & Territories) filings;
2.	Provide introductions and coordination with engaging additional parties and service providers;
3.	assisting and advising the Company in any matters related to Offering and participating in negotiations with prospective investors;
4.	assist with use of an “lssuer Reg A Raise” website where potential and current investors learn about the Company and begin the process of onboarding/investing;
5.	performing AML/KYC on all investors;
6.	coordination with Registered Transfer Agent of the company;
7.	coordination with the Escrow Agent for funds raised;
8.	coordination with the Company's legal partners; and
9.	providing other financial advisory services normal and customary for similar transactions and as may be mutually agreed upon by Rialto Markets LLC and the Company (collectively, the ''Services'').

Rialto Markets LLC shall not provide any investment advice or investment recommendations to prospective investors.

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Term and Termination. The Broker-Dealer Agreement has a term of twelve months but may be terminated earlier by Rialto Markets if the Company fails to perform or observe any material term of the agreement, or by either party if any representation or warranty of the other party is incorrect or if legal compliance cannot be achieved after commercially reasonable efforts. Either party may also terminate upon 30 days’-notice if the other party files for bankruptcy, liquidation or reorganization.

Compensation. The Company shall pay Rialto one percent (1%) of the amount raised by the Company up to a maximum of $500,000, plus up to $13,000 for out-of-pocket expenses, reasonable professional fees and $5,000 for blue sky compliance services plus the actual costs of filing blue sky compliance.

The Company intends to market the shares in this Offering through Rialto Markets and through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering Circular filed with the Commission for the Offering. The Company may solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website is in the process of being developed.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements, the Company will determine the state in which the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

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INVESTOR SUITABILITY STANDARDS

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Interests of the Company (in connection with the Class G or Class L Interests or any other class or series offered by the Company under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has either:

1.       an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.       earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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USE OF PROCEEDS

The net proceeds to us from the sale of up to 500,000 Class G Interests and up to 500,000 Class L Interests offered at an offering price of $50 per Interest will vary depending upon the total number of Class G or Class L Interests sold. Regardless of the number of Class G or Class L Interests sold, we expect to incur Offering expenses estimated at approximately $100,000 for legal, accounting, and other costs in connection with this offering.

The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class G or Class L Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum		25%	50%	75%	100%
Interests Sold	2,000		250,000	500,000	750,000	1,000,000
Gross Proceeds	$100,000		$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$125,000		$125,000	$125,000	$125,000	$125,000
Selling Commissions & Fees	$–		$125,000	$250,000	$375,000	$500,000
Net Proceeds	$–		$12,250,000	$24,625,000	$37,000,000	$49,375,000
Asset Management Fee[2]	$1,000		$–	–	–	–
Acquisitions[3]	$–		$–	–	–	–
Working Capital[4]	$–		$–	–	–	–
Legal and Accounting[5]	$–		$–	–	–	–
Total Use of Proceeds	$100,000	[7]	$–

______________________

(1)	These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, our financial statements, and our legal costs.

(2)	The Manager will receive a 1.0% annualized asset management fee paid monthly to the Manager for its services related to asset management. The Manager may receive between an estimated $83.33 per month as an Asset Management fee if the Minimum Offering is raised or as much as $41,667 per month if the Maximum Offering is achieved. These amounts, however, are not calculated in the Use of Proceeds table because although they are calculated against the amount of capital invested in properties, it is expected that the Asset Management fee will actually be derived from the revenues of the properties purchased by the Company.

(3)	We believe acquisition related and closing costs could be between 3% and 7% of the value of the acquisition, with an average of 5%. These costs could include research costs, closing costs, and other costs such as travel to locations in which we purchase properties. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the price of the property.

(4)	Costs associated with our web development, marketing and working capital for the next 12 months.

(5)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

(6)	The Manager will pay all expenses of the Company until the Company has raised a minimum of $1,000,000 at which time the Manager will be repaid for these expenses.

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The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $150,000 and $250,000 depending on our money raise and acquisitions for the next 12 months), working capital for the creation of a website and due diligence costs incurred in locating suitable acquisitions for the Company for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

The Manager and/or its affiliates has paid the Company’s offering expenses thus far (for which it will be reimbursed) and the balance is expected will be paid by the Company regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our Manager and its affiliates will not receive any compensation for their efforts in selling our Class G or Class L Interests.

The Manager will pay the offering expenses regardless of the amount of Class G or Class L Interests we sell and will be reimbursed for such expenses by the Company. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The Company’s balance sheet data as of December 31, 2020 follow:

December 31, 2020

Assets
Accounts Receivable	$200
Total Assets	$200

Liabilities	$–
Accounts payable	–

Members’ equity
Contributed capital	$200

Total Liabilities and Members’ Equity	$200

December 31, 2020

Revenue	$–

Operating expenses	–

Net income	$–

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Mission First Capital LLC was formed in the State of Delaware in 2020. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company has not contemplated and does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s overall strategy is to purchase multifamily and commercial property in urban communities, initially in Virginia and potentially subsequently in other states to rehab, develop and lease or sell those properties for a profit.

The Company will be initially owned by the Manager and have a Membership which may include, but is not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments, and pension funds.

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The Company hopes to offer its Members the opportunity to earn a preferred annualized return (the “Preferred Return”) of the Company’s realized Net Income, which we define as total revenue minus operating costs and expenses and tax liabilities. which shall be distributed to the Members in proportion to each Member’s respective Capital Contribution as follows:

•	First, to the Class G and Class L Members, pro rata in accordance with their Percentage Interests in the Company, until all such Class G and Class L Members have received a cumulative, non-compounded Preferred Return per annum on their Capital Contributions as follows:
o	Class G Members who elect to hold their Units for a minimum term of three (3) years: 8.33% per annum, payable at the conclusion of such term;
o	Class G Members who elect to hold their Units for a minimum term of five (5) years: 10% per annum, payable at the conclusion of such term;
o	Class G Members who elect to hold their Units for a minimum term of eight (8) years: 12.5% per annum, payable at the conclusion of such term;
o	Class L Members who make capital contributions of up to $49,999: 8% per annum, payable monthly within 30 days after the close of each full calendar month; and
o	Class L Members who make capital contributions of $50,000 or more: 10% per annum, payable monthly within 30 days after the close of each full calendar month.
o	Unless otherwise agreed, Class L Members shall be required to hold their Units for a minimum term of ten (10) years before their Units shall become eligible for redemption.
•	Once the Preferred Return has been realized by the Class G and Class L Members, any and all excess Distributable Cash shall be allocated and distributed to the Class M Members in proportion to their respective Percentage Interests.

The Manager, Mission 1 Management LLC, will exclusively manage the Company.

Although we are currently searching for properties and partial interests in properties, we expect that we will not be aggressive in our acquisition efforts until after we raise the capital from this Offering. Thereafter, we will aggressively search for properties and partial interests in properties. Pending qualification of this Offering, we hope that by the end of December 2020, we will have acquired our first property or interest. Acquisition will depend highly on factors such as our funding, the availability of those funds and the availability of properties that meet our investment criteria. As we search for opportunities, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $100,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. Operating the Company will result in us incurring expenses associated with areas such as: legal, accounting, administrative, marketing, software development and development and maintaining our online platform. The amount of funds we raise will partially determine how much capital we will need for working capital and professional fees. Our Manager believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money we raise, the more resources will be needed to in order to run the Company effectively and thus more working capital will be needed. Our Manager is committed to providing the $100,000 that is estimated to be required for the completion of this Form 1-A.

Please note that the Company anticipates that every project it will undertake will be unique. Accordingly, an accurate description of the steps and timeline needed to take projects from purchase to income producing is impossible. It is possible that some investment opportunities will be income producing immediately or require minimal renovation while others could require significant renovations that would take several years to complete.

Results of Operations

For the period ended as of December 31, 2020.

We generated no revenues for the period ended December 31, 2020. We do not have any current activities. All expenses from inception of the Company to date have been paid by our Manager and/or their affiliates who will be reimbursed for these expenses.

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Total expenses

From inception, we have not generated any expenses because all expenses have been paid by our Manager. Similarly, we did not generate any expenses because all expenses have been paid by our Manager and/or its affiliates.

Liquidity and Capital Resources

As of December 31, 2020, the Company had $0.00 in cash. Our Manager has committed to fund our expenses until we raise a minimum of $1,000,000. While we believe it is unlikely, in the event that the Manager is unable to fund these expenses, our Manager intends to approach individuals or entities which have invested in unrelated projects developed by our Manager’s principals in the past. The Company currently has no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources.

The Company hopes to raise $50,000,000 in this Offering with a minimum of $100,000 in funds raised. Although we intend on identifying multifamily, and commercial properties for acquisition with our proceeds, there is no guarantee that we will acquire any such investments. Acquisition will depend highly on our funding, the availability of those funds, the availability of multifamily and commercial properties that meet our investment criteria and the size of such liens to be acquired. Upon the qualification of the Form 1-A, we plan to pursue our investment strategy of multifamily, and commercial properties acquisition or investment in partial interests in such opportunities. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring multifamily, and commercial properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. However, once we reach a target amount of $500,000 is raised the Company will actively look for and pursue opportunities that meet our investment criteria.

Related Party Transactions

Since our formation, we have raised capital only from our Manager. The Manager and/or its Affiliates have provided cash for Company startup expenses, totaling approximately $50,0000, more or less, as of December 31, 2020, none of which has been recognized or recorded as due to the Manager as of the date of the financial statements of the Company (December 31, 2020). The Manager will continue to fund these expenses, which are estimated to total approximately $60,000 through the completion of this Form 1-A. The Manager will be reimbursed for these expenses. In exchange for services related to this Offering and the management of the Company, the Manager received Class M Interests which are subordinated to our Class G or Class L Interests.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, entities controlled by Philip Capron and Anthony Pinto are principals of our Manager and each of these individuals devote a minor portion of their working hours to our Company without a salary. For more information on our personnel, please see "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." Initially, the two (2) principals of our Manager will coordinate all of our business operations. Our Manager has provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and will engage additional full-time employees only as needed in the future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the offering will be paid by the Manager or its affiliates, who will be reimbursed. Additionally, those costs associated with overall management of the Company and the management and acquisition of the properties shall also be borne by the Manager until such time except those capitalized expenses related to specific properties.

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible commercial and multifamily properties acquisitions. Upon effectiveness and the successful raise of capital, the principals of the Manager will devote additional working hours to the Company.

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INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members.

We will seek out commercial and multifamily properties residences within the state of Virginia and possibly in other states. We believe 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner:

1.	Obtain property information on its condition, estimated costs for rehabilitation, and feasibility of possible improvements;

2.	Using historical rental rates and vacancy rates if such information is available and useful;

3.	Obtain similar available information of comparable properties in the area including recent sales prices; analyzing rental values, vacancy rates and operating expenses; review crime statistics for the area; review school information; review any other relevant market information; and

4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.

5.	We do not intend to invest more than 75% of Company assets into any single real estate asset upon full capitalization of the Company.

Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.

b)	We may borrow money collateralized by our properties with up to a 85% value of our real estate assets (and possibly higher while we acquire our initial portfolio properties).

c)	We have no intention of initiating personal loans to other persons.

d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.

e)	We have no intention to underwrite securities of other issuers.

f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.

g)	We may offer our securities in exchange for property.

h)	We may acquire other securities of other funds so long as those funds are real estate related.

i)	We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We believe that commercial projects in the Virginia market provide the most opportunities for growth especially in the value-add sector as we believe that a disproportionate amount of the development in the past years has been focused in the residential and condominium segment. To achieve this, we may enter into one or more joint ventures, tenant in common investments or other coownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates or related companies of our Manager, including present and future real estate investment offerings sponsored by affiliates of our sponsor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements.

Our target portfolio wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% and 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial projects assets.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

1.	Principals of our Manager (individually or by entities managed by such Principal(s)) manage other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company. The structure of these are each very different than the Company’s structure because each of these are privately held, single purpose limited liability companies that are specific to one individual project.

2.	The Manager will most likely enlist the services of a third-party in order to manage our assets. The negotiation for the compensation for that third-party will be at market rates.

3.	The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

4.	Our Members may only remove our Manager for “cause” following the affirmative vote of Members holding 75% of the Class G or Class L interests. Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

Allocation of Investment Opportunities

We rely on the principals of our Manager’s members, who act on behalf of our Manager to:

1.	Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in multifamily real estate, commercial real estate or real estate equity investments, and other select real estate related assets.

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2.	These additional programs may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

a.	the investment objectives and criteria of our Manager and other entities;

b.	the cash requirements of our Manager and other entities;

c.	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;

d.	the policy of our Manager and other entities relating to leverage;

e.	the anticipated cash flow of the asset to be acquired;

f.	the income tax effects of the purchase on our Manager or the other entities;

g.	the size of the investment; and

h.	the amount of funds available to our Manager or the other entities.

3.	If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another entity, they may offer the investment to such entity.

4.	Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the programs and other investment opportunities, no program has any duty, responsibility or obligation to refrain from:

a.	engaging in the same or similar activities or lines of business as any program;

b.	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any program;

c.	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any program;

d.	establishing material commercial relationships with another program; or

e.	making operational and financial decisions that could be considered to be detrimental to another program.

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In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another.

Receipt of Fees and Other Compensation by our Manager and its affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates;

•	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, asset management fees and other fees;

•	acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

•	borrowings up to or in excess of our stated borrowing policy to acquire, which borrowings will increase asset management fees payable by us to our Manager;

•	whether and when we seek to sell our Company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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DESCRIPTION OF BUSINESS

Company Structure.

Mission 1 Holdings LLC, a Delaware limited liability company (our “Sponsor”), was formed in 2020 directly or indirectly by our two (2) main principals: Philip Capron and Anthony Pinto, with the goal of combining their experience, know-how and access to deal flow to create a real estate fund that will invest in and finance developments in the state of Virginia. It currently does not have any real properties.

The Sponsor will act as the overall sponsor for Mission First Capital LLC (the “Company”), a Delaware limited liability company formed in 2020. The Sponsor’s wholly-owned subsidiary, Mission 1 Management LLC (the “Manager”), is a Delaware limited liability company which was formed in 2020 with the sole purpose of acting as the Company’s Manager.

The Company is an emerging growth company and has commenced only limited operations, primarily focused on organizational matters in connection with this Offering. We intend on generating revenues in two ways: from income producing properties and from appreciation in value of long-term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We are offering the Interests herein on a “minimum/maximum” basis. The Company will raise a minimum of $100,000 prior to using proceeds from this Offering to acquire multifamily or commercial properties. We expect to use the net proceeds from this Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring multifamily and commercial properties, such as broker price opinions, title reports, recording fees, accounting costs and legal fees.

We believe that there is an opportunity in the domestic marketplace to create and further, operate a successful real estate investment corporation. The Manager has recognized this opportunity and has decided to create and go forward with the creation of the Company. The Company intends to provide real estate investment opportunities and property management services for investors interested in achieving financial success by taking advantage of the real estate market in Virginia and potentially later across the United States. They also recognized the gaps in the real estate business and turned them into opportunities.

The Company looks to serve its investors by working to maximize their income while at the same time controlling expenses. The funds required for organizing the Company and this Offering have been provided by the Manager of the Company. The Manager has committed to paying all Company expenses until a minimum of $1,000,000 has been raised in this Offering.

This business plan is based on two vital components:

1.	Implementing a sound investment platform begins with a mastery of choosing the right property to fill the needs of the real estate marketplace at the right time. This requires an in-depth knowledge of the market and how to keep gaining a greater share of that market; and

2.	Providing a superior service to the tenants to maximize the Company’s return on investment.

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Company Objective.

The Company was created out of the realization that there is a demand for transparent, direct investment in institutional quality real estate deals. Our management team has been providing investors with consistently positive returns in transactions undertaken by other entities controlled by the management team. These transactions have allowed these investors to be part of development deals throughout Virginia. The Company wants to provide this opportunity to anybody who wants to participate, with a target focus on young professionals who have disposable income to invest and are looking for alternatives to traditional investing. It is looking to engage investors in opportunities to bring new and positive developments to its communities. Furthermore, it wants to provide these investors with the chance to learn about real estate investment.

The Company’s website is in the process of being created and it is a key component of the organization’s overall plan. This will be the primary tool by which investors will engage with the vision, obtaining general information on the market and additional educational resources for individuals wanting to learn about real estate investing. as well as access to fund information. Once investors sign up to invest they will have access to an online dashboard which will provide details regarding the performance of the Company’s investments and allow for account management. This platform may be powered by a third party provider.

The Company has definite objectives in order to fulfill its strategy. These include:

•	Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment and management opportunities in Virginia and potentially across the United States; and

•	Increasing profits as allowed by market conditions.

The Company will look to buy value-added properties, specifically multifamily, and commercial properties for the best possible price, thereby giving its property holding Company an instant competitive advantage before they even begin to implement its management expertise. A potential investor should note that the above criteria is subject to change according to market conditions. Pending qualification of this Offering, the Company hopes to acquire its first property or interest by the end of 2021.

The Company anticipates that every project it will undertake will be unique. Accordingly, an accurate description of the steps and timeline needed to take projects from purchase to income producing is impossible. It is possible that some investment opportunities will be income producing immediately or require minimal renovation while others could require significant renovations that would take several years to complete.

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Keys to Success.

The Company intends to identify multifamily and commercial properties for investment. The Company is confident of the following attributes that it demonstrates as keys to its success:

•	Access to opportunities that are attractive in terms of pricing and potential are intended to provide healthy returns for investors;

•	Qualified and creative development team will result in opportunities that will otherwise not be available for unaccredited investors

•	Access to financing in order to attempt to increase profitability;

•	Diligent efforts designed to regularly lower overall expenses;

•	Ability to produce consistent and engaging content for its website will set the Company apart from competitors by becoming an educational tool for investors

•	Ability to work with crowd funding platform partner to keep costs low and add features to promote recurring investing

•	Partnerships with developers, investment brokers, real estate brokers, business schools, and family offices will ensure the growth of the business

•	Ability to secure a mix of ‘development play’ properties with a longer-term horizon with income producing properties to provide investors with cash flow in the short term

The Manager expects to originate and acquire Fund Assets on a frequent and ongoing basis and will continue to do so until the maximum offering of $50,000,000 has been reached, or until the Manager believes market conditions do not justify doing so.

The Manager of the Company will be staffed with educated and experienced professionals that provide personalized and courteous service to their tenants, investors, loan officers, realtors, brokers, financial advisors, and other vendors. The following outlines the competitive strategy of the Company:

•	Identify a worthwhile project that fits in line with its criteria and will fill market needs;

•	Negotiate price and terms. Secure a contract to purchase;

•	Analyze the risk/reward scenario through careful analysis and a thorough due diligence procedure;

•	Secure financing;

•	Form a new business structure which takes ownership of said project;

•	After closing, immediately implement a strong management team to shepherd the project and achieve the specific goal(s) intended (i.e. tenant relations, property maintenance, rehabilitation, enhancement, development or condominium conversion)

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Manager.

The Manager is authorized on the Company’s behalf to make all decisions as to

(i)	the development, sale, lease or other disposition of the Company’s assets;

(ii)	the purchase or other acquisition of other assets of all kinds;

(iii)	the management of all or any part of the Company’s assets and business;

(iv)	the borrowing of money and the granting of security interests in the Company’s assets (including loans from Members)

(v)	the lending of money on behalf of the Company;

(vi)	the prepayment, refinancing or extension of any mortgage affecting the Company’s assets;

(vii)	the compromise or release of any of the Company’s claims or debts;

(viii)	the employment of persons for the operation and management of the Company’s business; and

(ix)	all elections available to the Company under any federal or state tax law or regulation.

The Manager will be reimbursed by the Company for the Company’s initial organizational and syndication expenses including, but not limited to, legal expenses, printing costs, selling expenses and filing fees. At the Manager’s discretion, the Manager may also be reimbursed for all other Company expenses paid by the Manager.

Investment Objectives.

Our investment objectives are:

•	to develop or add value to commercial properties that can later be sold or leased,

•	to acquire commercial properties that will allow us to realize growth for our investors within five to ten years of the termination of this Offering;

•	to pay attractive cash distributions as cash becomes available through the sale of our assets or refinancing;

•	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this Offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets;

•	to preserve, protect and return your capital contribution; and

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We cannot assure that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our Members.

Investment Strategy.

We believe that commercial projects in the Virginia market provide the most opportunities for growth especially in the value-add sector as most of the development in the past years has been focused in the residential and condominium segment. To achieve this we may enter into one or more joint ventures, tenant in common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates or related companies of our Manager, including present and future real estate investment offering sponsored by affiliates of our sponsor.

We expect to selectively employ leverage in an attempt to enhance total returns to our Members through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our target portfolio wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% and 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial projects assets. We will seek to secure conservatively structured leverage that is long term, nonrecourse, non-mark to market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government sponsored programs or other long term, nonrecourse, non-mark to market financing. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless our Manager’s investment committee approves any excess in borrowing over such level.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our sponsor given our sponsor’s strong track record and extensive experience and capabilities as a real estate originator. These competitive advantages include:

•	Our sponsor’s management team experience and reputation as real estate developer, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our sponsor’s management team’s direct and online origination capabilities, which are amplified by a proprietary technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

•	Our sponsor’s management team’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate related products and that finance the types of assets we intend to acquire and originate;

•	Our sponsor’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and

•	Our sponsor’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

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Investment Decisions and Asset Management.

Within our investment policies and objectives, our Manager’s investment committee will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive downside analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

We believe that active management is critical to creating value. We will also develop a well-defined exit strategy for each investment we make. Specifically, we will assign an exit or refinance timeline to each asset we acquire prior to its purchase as part of the original business plan for the asset. We will then periodically reevaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

To execute our disciplined investment approach, a team of our real estate and debt finance professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

•	Local Market Research – The investment team extensively researches the acquisition and/or origination and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

•	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, prospects for long range appreciation, resale capacity, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•	Risk Management – Risk management is a fundamental principle in our construction of portfolios and in the management of each investment. Diversification of commercial projects portfolios by investment type, investment size and investment risk is critical to controlling portfolio level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our real estate and debt finance professionals review the operating performance and history of our joint venture and development partners against projections and provide the oversight necessary to detect and resolve issues as they arise.

•	Asset Management – Prior to the purchase of an individual asset or portfolio, the Manager closely work with the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

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Investment Process.

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments other than investments in property for the development and sale of commercial projects, commercial or residential properties that can be repurposed into commercial project, real estate related debt and other real estate related assets. With respect to investments in commercial real estate, commercial real estate loans, and commercial real estate related debt securities, our Manager’s investment committee intends to adopt investment guidelines that our Manager must follow when acquiring such assets on our behalf without the approval of our Manager’s investment committee. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. Our Manager’s investment committee will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Our Manager’s investment committee must approve changes to our investment guidelines.

Our Manager will focus on the direct origination, sourcing, acquisition, select purchasing, and management of property for the development and sale of commercial projects and investments in commercial or residential properties that can be repurposed into commercial projects, and to a lesser extent, real estate related debt and other real estate related assets. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and investment, securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate valuations, real estate lending and/or economic performance of real estate generally;

•	fundamental analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and sales market conditions affecting the real estate;

•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•	review of third party reports, including appraisals, engineering and environmental reports;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation.

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If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy sell provisions and recourse provisions. With respect to commercial real estate loans, our Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other partners or capital tranches. Our Manager will analyze each potential investment’s risk return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset or underlying real estate collateral.

Special Purpose Entities

When the Company does acquire real estate assets, it intends to hold title to the properties through separate LLCs or through special purpose entities (“SPE’s”) holding several similar asset types. Each separate LLC or SPE will be a 100% wholly-owned subsidiary of the Company. If a joint  venture is undertaken, the Company may record a first position deed instead of holding actual title.

•	Each property acquired is its own entity and will be structured as its own business structure while the Company serves as the parent company that bundles all the ownership interests into a single corporation.

•	Each property shall be managed by the Company. or its authorized agents.

Distributions.

Each quarter, the Manager will distribute the Company’s accrued Net Income, to the extent that there is cash available and provided that the quarterly distribution will not impact the continuing operations of the Company as follows:

•	First, to the Class G and Class L Members, pro rata in accordance with their Percentage Interests in the Company, until all such Class G and Class L Members have received a cumulative, non-compounded Preferred Return per annum on their Capital Contributions as follows:
o	Class G Members who elect to hold their Units for a minimum term of three (3) years: 8.33% per annum, payable at the conclusion of such term;
o	Class G Members who elect to hold their Units for a minimum term of five (5) years: 10% per annum, payable at the conclusion of such term;
o	Class G Members who elect to hold their Units for a minimum term of eight (8) years: 12.5% per annum, payable at the conclusion of such term;
o	Class L Members who make capital contributions of up to $49,999: 8% per annum, payable monthly within 30 days after the close of each full calendar month; and
o	Class L Members who make capital contributions of $50,000 or more: 10% per annum, payable monthly within 30 days after the close of each full calendar month.
o	Unless otherwise agreed, Class L Members shall be required to hold their Units for a minimum term of ten (10) years before their Units shall become eligible for redemption.
•	Once the Preferred Return has been realized by the Class G and Class L Members, any and all excess Distributable Cash shall be allocated and distributed to the Class M Members in proportion to their respective Percentage Interests.

Nevertheless, the Manager has the discretion to waive its Performance Fee.

There is no claw back in subsequent months for profits the Manager earns.

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Return of Capital.

The Company may return all or a portion of a Member’s capital at the Manager’s discretion. Any such return of capital would not be considered a distribution and would not be included in the determination of such Member’s return on investment.

Withdrawal and Redemption Policy.

Depending upon the term selected and class of Membership Interest purchased, there is a mandatory redemption provision attached to each class of Membership Interest. Set forth below is the redemption date for each class of Preferred Interests. The redemption date for each individual investor is measured from the date his or her investment is received and accepted by the Company and thus will vary among investors. However, in any event, redemption of Membership Interests shall be subject to the Company’s availability of sufficient cash to pay the expenses of the Company and the Company’s ability to maintain required reserves and pay any redemption or withdrawal amounts to Members who request withdrawal or redemption.

Class of Preferred Interest	Minimum Investment Required	Term Elected by Investor	Redemption Date(1)
Class G	Not applicable	3 years	3 years
Class G	Not applicable	5 years	5 years
Class G	Not applicable	8 years	8 years
Class L	Up to $49,999	Not applicable	10 years
Class L	$50,000 or more	Not applicable	10 years

_________________

(1)The date of redemption for any particular investor is determined from the date the Company receives and accepts the subscription agreement and purchase price for the Interests.

No redemption may be made that would render the Company unable to pay its obligations as they become due. The Company shall not be required to sell its assets to raise cash to effect redemption. Thus, the ability of the Company to redeem an Interest at the end of any particular term cannot be guaranteed of assured. For additional information regarding the redemption policy, see “Summary of Operating Agreement—Withdrawal and Redemption Policy”.

Geographic Scope.

The Company will initially focus exclusively on Virginia real estate opportunities but may ultimately expand to other regions of the United States.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

Principal Place of Business.

The Company’s principal place of business is located at: 100 Seventh Street, Suite 104, Portsmouth, Virginia 23704 USA.

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TAX TREATMENT OF COMPANY

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

Taxation of Undistributed Fund Income (Individual Investors)

Under the laws pertaining to federal income taxation of Partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such Member during a taxable year. Each individual Member, generally, may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Member as it was for the Company. Since individual Members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the Manager.

Unrelated Business Taxable Income

Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income”, as that term is defined by Section 512(a)(1) of the Code. Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company. Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Fund profits or increase Fund liquidity, the Manager may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The resulting tax, known as “UBIT” or “Unrelated Business Income Tax”, is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 40% (before taking state & local income taxes into account) on fairly small amounts of income (i.e. - net income over $12,400). The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does anticipate that the Company would earn income, based on its acquisition of leveraged rental properties that would be treated as UBTI and therefore subject to UBIT.

The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

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SUMMARY OF OPERATING AGREEMENT

The Limited Liability Company Agreement, in the form attached hereto as Exhibit 2. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is expected to read and fully understand the Limited Liability Company Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Limited Liability Company Agreement and is qualified in its entirety by reference to the Limited Liability Company Agreement.

Operating Cash Distributions

Except as provided elsewhere in the Limited Liability Company Agreement, Operating Cash Flow of the Company shall be distributed to the Members quarterly, so long as the Manager determines it is available for distribution, in the following order:

•	First, to the Class G and Class L Members, pro rata in accordance with their Percentage Interests in the Company, until all such Class G and Class L Members have received a cumulative, non-compounded Preferred Return per annum on their Capital Contributions as follows:
o	Class G Members who elect to hold their Units for a minimum term of three (3) years: 8.33% per annum, payable at the conclusion of such term;
o	Class G Members who elect to hold their Units for a minimum term of five (5) years: 10% per annum, payable at the conclusion of such term;
o	Class G Members who elect to hold their Units for a minimum term of eight (8) years: 12.5% per annum, payable at the conclusion of such term;
o	Class L Members who make capital contributions of up to $49,999: 8% per annum, payable monthly within 30 days after the close of each full calendar month; and
o	Class L Members who make capital contributions of $50,000 or more: 10% per annum, payable monthly within 30 days after the close of each full calendar month.
o	Unless otherwise agreed, Class L Members shall be required to hold their Units for a minimum term of ten (10) years before their Units shall become eligible for redemption.
•	Once the Preferred Return has been realized by the Class G and Class L Members, any and all excess Distributable Cash shall be allocated and distributed to the Class M Members in proportion to their respective Percentage Interests.

Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will have limited voting rights. Members shall have the right to vote only on the following matters:

Admission of Additional Members: Upon the Company obtaining Capital Contributions of $500,000,000, the Manager shall not admit any person as a Member, other than as a substituted Member, without the consent of the Manager and the Members holding all of the Interests.

Removal for Cause: The Members, by an affirmative vote of more than 75% of the Class Interests entitled to vote, shall have the right to remove the Manager at any time solely “for cause.” For purposes of the Limited Liability Company Agreement, removal of the Manager “for cause” shall mean removal due to the:

(i) conviction or civil judgment for gross negligence or fraud of the Manager,

(ii) conviction or civil judgment for willful misconduct or willful breach of this Limited Liability Company Agreement by the Manager,

(iii) bankruptcy or insolvency of the Manager, or

(iv) a conviction of a financial or corporate felony by either Mr. Pinto or Mr. Capron.

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If the Manager or an Affiliate owns any Class G or Class L Interests, the Manager or the Affiliate, as the case may be, shall not participate in any vote to remove the Manager.

Vacancy of Manager: Any vacancy caused by the removal of any Manager shall be filled by the affirmative vote of the Members holding a majority of the Class G or Class L Interests at a special meeting called for that purpose.

Dissolution of the Company: The Members holding 75% of the Class G or Class L Interests can vote to dissolve the Company. However, the Company can be dissolved as a result of other actions that do not require the vote of the Members, as set forth in the Limited Liability Company Agreement.

Change To Member Distribution Structure: Any proposed change to the Member distribution structure will require approval by Members holding 100% of the Company. A non-response by a Member shall be deemed a vote that is consistent with the Manager’s recommendation with respect to any proposal.

Amendment of Limited Liability Company Agreement: The Limited Liability Company Agreement may be amended or modified from time to time only by a written instrument adopted by the Manager and executed and agreed to by the Members holding a majority of the Class G or Class L Interests; provided, however, that: (i) an amendment or modification reducing a Member’s allocations or share of distributions (other than to reflect changes otherwise provided by the Limited Liability Company Agreement) is effective only with that Member’s consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Limited Liability Company Agreement is effective only with the consent or vote specified in the Limited Liability Company Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Member is effective only with that Member’s consent. The Limited Liability Company Agreement may be amended by the Managers without the consent of the Members: (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted, added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the Manager and/or Members.

The Class G or Class L Interests are not limited or qualified by the rights of the holders of the Class M Interests on those matters in which the Class G or Class L Members have a right to vote.

Arbitration and Waiver of Jury Trial

The Operating Agreement provides that all disputes with the Company shall be resolved through the procedures set forth in the Operating Agreement. If the parties to the dispute are unable to resolve the claims through negotiations, then the parties are obligated to first attempt mediation. If the dispute is not resolved through mediation, then the parties must submit the dispute to binding arbitration unless the disputing parties unanimously agree to litigate the matter or resolve in a small claims court. Binding arbitration shall be held in the State of Delaware and the parties to the dispute must attend in person. The arbitration shall be conducted pursuant to the Rules of the American Arbitration Association’s Commercial Mediation and Arbitration Rules. The Operating Agreement also provides that each party will be permitted only limited discovery which shall include only the documents pertaining to the Operating Agreement, the Subscription Agreement and any written correspondence between the parties; provided that the arbitrator may request specific documents necessary to facilitate his or her understanding. Such limited discovery provisions may adversely affect the ability of claimants to obtain information that they believe is relevant to the dispute, which may then affect the outcome of arbitration, Because arbitration is held before one arbitrator, there is no right to a jury trial in such matters. Additionally, there is no right to appeal a decision of the arbitrator.

AS TO CLAIMS ARISING UNDER FEDERAL OR STATE SECURITIES LAWS, SUCH LAWS PROVIDE INVESTORS WITH THE RIGHT TO SUE IN FEDERAL OR STATE COURTS OF THEIR CHOOSING WHICH RENDERS THE ARBITRATION PROVISIONS OF THE OPERATING AGREEMENT UNENFORCEABLE BY THE COMPANY. ADDITIONALLY, FEDERAL AND STATE SECURITIES LAWS MAY PROVIDE FOR TRIAL BY JURY, WHICH LAWS SUPERSEDE OUR OPERATING AGREEMENT AND RENDER SUCH WAIVER OF JURY TRIALS UNENFORCEABLE BY THE COMPANY.

50

Death, Disability, Incompetency or Bankruptcy of a Member

In the event of the death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall become dissociated. Immediately on mailing of a notice of Disassociation sent by the Manager to a Member’s last known address, unless the reason for Disassociation can be and is cured within sixty (60) days, a Member will cease to be a Member of the Company and shall henceforth be known as a Disassociated Member. Any successor in Interest who succeeds to a Member’s Interest by operation of law shall henceforth be known as an Involuntary Transferee.

Subsequently, the Disassociated Member’s right to vote or participate in management decisions will be automatically terminated. A Disassociated Member (or its legal successor) will continue to receive only the Disassociated Member’s Economic Interest in the Company, unless the Disassociated Member/Involuntary Transferee elects to sell its Interest to the Manager or Members (Purchasing Members) or to a third party buyer (Voluntary Transferee) according to procedures in the Limited Liability Company Agreement; and/or a Voluntary or Involuntary Transferee seeks admission and is approved by the Manager as a Substitute Member.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that expenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Limited Liability Company Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Limited Liability Company Agreement.

Our Operating Agreement contains provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising  under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Activities of Manager: affiliates

The Manager need not devote its full time to the Company’s business but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Limited Liability Company Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if certain conditions set forth in the Limited Liability Company Agreement are satisfied. Except as otherwise consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Limited Liability Company Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

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Withdrawal and Redemption  Policy

Depending upon the term selected and class of Membership Interest purchased, there is a mandatory redemption provision attached to each class of Membership Interest. However, in any event, redemption of Membership Interests shall be subject to the Company’s availability of sufficient cash to pay the expenses of the Company and the Company’s ability to maintain required reserves and pay any redemption or withdrawal amounts to Members who request withdrawal or redemption. No redemption may be made that would render the Company unable to pay its obligations as they become due. The Company shall not be required to sell its assets to raise cash to effect redemption. Thus, the ability of the Company to redeem an Interest at the end of any particular term cannot be guaranteed of assured.

The Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

Additionally, if a secondary trading market develops for the Company’s interests, the Company intends to terminate this redemption program.

Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations.

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, or (ii) the disposition of all of the Company’s properties.

Power of Attorney

By becoming a party to the Limited Liability Company Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Limited Liability Company Agreement.

52

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

53

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the Company. This offering is a self- underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this Offering.

If the maximum amount of Class G or Class L Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class G or Class L Interests outstanding.

If the minimum amount of Class G or Class L Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class G or Class L Interests outstanding.

The Manager believes that if the maximum amount of the Class G or Class L Interests are sold the price per Interests value will be $50 for a total of $50,000,000.

The Manager believes that if the minimum amount of the Class G or Class L Interests are sold the price per Interests value will be $50 for a total of $100,000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

		Percent	Percent
		Before	After
Title of Security	Owner (3)	Offering	Offering
Class M Interests	Mission 1 Management LLC (1)	100%	100%
Class G or Class L Interests	N/A (2)	0%	0%
	TOTAL	100%	100%

FOOTNOTES TO TABLE:

(1)	Philip Capron and Anthony Pinto jointly have dispositive control over the Class M Interests that are owned by our Manager, Mission 1 Management LLC.

(2)	No entity or Member currently owns any Class G or Class L Interests in the Company. Class G or Class L Interests are being sold through this Offering.

(3)	“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The decision makers of the Manager of the Company are as follows:

Name	Age	Title

Philip Capron	38	Chief Executive Officer

Anthony Pinto	28	Chief Operating Officer, Chief Financial Officer and Principal Accounting Officer

Duties, Responsibilities and Experience

The following individuals are the decision makers of Mission 1 Management LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Limited Liability Company Agreement.

The principal decision makers of the Manager are as follows:

Philip Capron.

Philip purchased his first property in 2010 in Norfolk, Virginia, while honorably serving in the United States Navy as a Naval Special Warfare Combatant Craft Crewman (SWCC). While he enjoyed jumping out of planes, shooting machine guns, and practicing small unit tactics with Navy SEALs and other Special Operations Command operators, he realized in that first purchase that real estate was something he had a passion for and committed to pursuing it further when his time in the service was over. He took a real estate license course while still in the Navy and upon separation from service in 2012 immediately went to work selling his buddies from his old unit homes as they transferred to Virginia from other duty stations. Shortly thereafter, he began flipping houses with one of his Navy teammates. 30+ flips later, he was ready to create real wealth and dove head first into his first multi-family acquisition, a 13 unit property in Norfolk. Now, over 230 units later, he is a full time multi-family acquisitions specialist. His favorite deal was negotiating a 108 unit portfolio that appraised for $1,550,000 higher than purchase price “AS-IS.” Philip prides himself on creatively finding win-win solutions for complex problems, and credits his time in the military with his tenacious no quit attitude and commitment to teamwork. Philip has been featured on various real estate podcasts, the most prominent of which being Rod Khleif’s “Lifetime Cashflow Through Real Estate Investing” which has over 5,000,000 downloads Lifetime Cashflow Through Real Estate Episode 289 With Philip Capron. Philip recently accepted a position as a mentor with The Michael Blank organization and helps new investors take the leap and structure their first deal.

Anthony Pinto

Anthony seeks out and acquires B to C class apartment buildings as value-add acquisitions. Working with experienced syndicators and partners, Anthony continues to acquire larger apartment buildings focusing on the Hampton Roads, Charlotte and Raleigh, NC; and Kansas City markets. Across the Hampton Roads MSA, Anthony has $11M in AUM including a recent acquisition of a 104 unit Class C apartment complex in Chesapeake, VA. As a Submarine Officer, he spent three years onboard the USS Albany (SSN-753) operating/supervising a critical reactor plant, commanding numerous watch teams during intense combat exercises as Officer of the Deck and successfully managed an arduous 5-year maintenance as an integral Project Manager. Anthony is currently on shore tour in Yokosuka, Japan

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Mission 1 Management LLC, Manager	2020	$0	$0	$0	100% of the Class M Interests
	2021	$0	$0	$0	none

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the Class M Interests in our Company.

The Manager shall receive reimbursement for expenses incurred on behalf of the Company. As the owner of the Class M Interests, the Manager will also receive 100% of distributions available after the Class G and Class L Members have received their Preferred Return, annualized and paid quarterly.

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager has received Class M Interests in exchange for services related to this Offering and the management of the Company.

Transfer Agent

We will retain the services of a transfer agent prior to selling securities in this offering.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100 Class M Interests, constituting 100% of the Class M Interests, to our Manager. The Manager is controlled by Mission 1 Holdings LLC (the “Sponsor”). The Sponsor is the manager of the Manager. The approximate value of the Class M Interests at the time of this Offering is approximately $100. The Manager shall receive the following fees and compensation:

The Manager will receive a 1.0% annualized asset management fee paid monthly to the Manager for its services related to asset management. The Manager may receive between an estimated $83.33 per month as an Asset Management fee if the Minimum Offering is raised or as much as $41,667 per month if the Maximum Offering is achieved.

As the holder of all Class M Interests, the Manager will receive 100% of the Company’s Net Income after payment of the Preferred Return to our Preferred Members.

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STRATEGY AND RESULTS

Please see the description of our Investment Strategy set forth starting on page 30.

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SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will typically engage third party property managers to manage properties. It is possible that the Company will select property managers that are affiliated to the Manager. Generally, management costs will be a percentage of gross revenues not to exceed 10%.

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PRIOR PERFORMANCE SUMMARY

Prior Performance is Not Indicative of Future Results

The Manager of the Company is Mission 1 Management, LLC, and the principal owners and managers of the Manager are Philip Capron and Anthony Pinto. Mission 1 Management LLC is owned by Mission 1 Holdings LLC which is, in turn, are owned by Mr. Capron and Mr. Pinto.

The information presented in this section represents the historical operating results for real estate projects in which Mr. Capron and/or Mr. Pinto have been involved outside of the Company or the Manager which we refer to as the “Projects.” Such Projects were (or are being) conducted through privately-held entities under the direct or indirect control of Mr. Capron and/or Mr. Pinto together with limited numbers of private investors pursuant to claimed federal and state exemptions from registration. Investors in our Class G or Class L Interests should not assume that they will experience returns, if any, comparable to those experienced by investors in these Projects. Investors who purchase our Class G or Class L Interests will not thereby acquire any ownership interest in any of the entities or Projects to which the following information relates. You should not assume the past performance of the Projects described below will be indicative of our future performance.

Mission 1 Management, LLC and the principal owners and managers of the Manager have never offered a prior direct participation program to the public.

To date, the above-referenced principals have managed and/or participated in the following Projects on a private basis pursuant to federal and state exemptions from registration:

Marina Point Apartments

Marina Point Apartments is a 104-unit multi-family apartment complex located in Chesapeake, Virginia. In 2020, this Project was purchased for approximately $9,250,000 through a combination of debt financing together with approximately $2,800,000 from a syndicate of 41 private equity investors. Through application of a “value add” strategy, after 9 months of ownership this Project now has a new estimated assessed value of approximately $11,000,000. The main “value add” strategy employed in this Project has been renovating the interior quality of units, upgrading and replacing structural items like the roof and raising newly-renovated unit rents to market value. As of February 2021, this Project has distributed approximately $84,000 to its investors delivering an annualized return of approximately 6.00%. Notwithstanding, investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

Tristan Townhomes

Tristan Townhomes is a 112 unit apartment complex located in Garden City, Georgia, a suburb of Savannah. In 2020, this Project was purchased for approximately $3,900,000 through a combination of debt financing together with approximately $2,500,000 from a syndicate of 42 private equity investors. Through application of a “value add” strategy, after 4 months of ownership this Project now has a new estimated assessed value of approximately $4,200,000. The main “value add” strategy employed in this Project has been providing a facelift to the exterior of the buildings and grounds, installing security measures like additional fencing and security cameras, and raising rents to market value. As of February 2021, this Project has distributed approximately $42,000 to its investors, delivering an annualized return of approximately 8.28%. Notwithstanding, investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

Colonial Landing Apartments

Colonial Landing Apartments is an 92 unit apartment complex located in Hampton, Virginia. In 2020, this Project was purchased for approximately $6,150,000 through a combination of debt financing together with approximately $2,500,000 from a syndicate of 31 private equity investors. The main “value add” strategy to be employed in this Project will be providing a facelift to the exterior of the buildings and grounds, installing security measures like additional fencing and security cameras, and raising rents to market value. As of February 2021, this Project has not yet distributed any returns on investment to its investors. Investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

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8426 Tidewater Drive

8426 Tidewater Drive is a 20 unit apartment complex located in Norfolk, Virginia. In 2020, this Project was purchased by Uptime LLC, an affiliate of Mr. Capon’s, for approximately $975,000 through a combination of debt financing together with approximately $275,000 from a syndicate of 3 private equity investors and was quickly improved physically and a professional management company was hired. Additional planned major capital expenditures include a new roof, siding, exterior painting, and complete interior renovation of 8 units to include flooring, paint, new cabinets, stainless steel appliances, and updated fixtures. The average monthly rent at the time of acquisition was $550 per unit. After renovation, the units now rent for an average of $800 per month. Due to the increased monthly cash flow and value, Mr. Capron recently sold his equity stake in Uptime LLC to his partner based on a Project valuation of $1,500,000.

Hillside North Apartments

Hillside North Apartments is a 30 unit apartment complex located in Norfolk, Virginia. In 2018, this Project was purchased as part of an 108 unit split site portfolio consisting of 5 separate property development sites, including Hillside South Apartments, 9530 3rd Bay Street, and 2707-9 Azalea Garden Road (see below). The entire property portfolio was purchased for approximately $3,950,000 through a combination of debt financing together with approximately $300,000 from a syndicate of 5 private equity investors for this particular property. The “as-is” appraisal at the time of purchase was $5,500,000. The main “value add” strategy employed in this Project has been renovating the interior quality of units, upgrading or replacing major infrastructure items like the roof and raising renovated unit rents to market value. This Project was recently refinanced to allow the partners to recover most of their invested capital while retaining their equity ownership. Notwithstanding, investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

Hillside South Apartments

Hillside South Apartments is a 12 unit apartment complex located in Norfolk, Virginia. In 2018, this Project was purchased as part of an 108 unit split site portfolio consisting of 5 separate property development sites, including Hillside North Apartments and 2707-9 Azalea Garden Road (see above and below). The entire property portfolio was purchased for approximately $3,950,000 through a combination of debt financing together with approximately $200,000 from a syndicate of 5 private equity investors for this particular property. The “as-is” appraisal at the time of purchase was $5,500,000. The main “value add” strategy employed in this Project has been renovating the interior quality of units, upgrading or replacing major infrastructure items like the roof and raising renovated unit rents to market value. This Project was recently refinanced to allow the partners to recover most of their invested capital while retaining their equity ownership. Notwithstanding, investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

9530 3rd Bay Street

9530 3rd Bay Street is a 12 unit apartment complex located in Norfolk, Virginia. In 2018, this Project was purchased as part of an 108 unit split site portfolio consisting of 5 separate property development sites, including Hillside North Apartments, Hillside South Apartments, and 2707-9 Azalea Garden Road (see above and below). The entire property portfolio was purchased for approximately $3,950,000 through a combination of debt financing together with approximately $150,000 from a syndicate of 5 private equity investors for this particular property. The “as-is” appraisal at the time of purchase was $5,500,000. The main “value add” strategy employed in this Project has been renovating the interior quality of units, upgrading or replacing major infrastructure items like the roof and raising renovated unit rents to market value. This Project was recently refinanced to allow the partners to recover most of their invested capital while retaining their equity ownership. Unlike the Hillside North and Hillside South Projects, this building was repositioned to mimic more upscale assets in the area. Capital improvements included a new roof, windows, stacked stone accents, vinyl siding, and rebuilding of the exterior wooden stairs, soft close cabinets, granite countertops, stainless steel appliances, and added dishwasher and microwave that were not present previously. The monthly rents at this building averaged $700 per unit at the time of acquisition. Currently this Project is 100% occupied and the average rent per unit is now $1,100 per month. Notwithstanding, investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

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771-781 Sheppard Avenue

771-781 Sheppard Avenue comprises 13 apartment units located in Norfolk, Virginia. In 2017, this Project was purchased by Mr. Capron individually for approximately $910,000. The main “value add” strategy employed for this Project has been renovating the interior quality of units, upgrading or replacing structural items like the roof, and raising renovated unit rents to market value. Mr. Capron recently received a letter of intent to purchase the Project for $1,000,000. Mr. Capron has not yet decided whether to accept the offer.

Ridge View Apartments

Ridge View Apartments is a 64 unit apartment complex located in Richmond, Virginia. In 2019, this Project was purchased for approximately $1,750,000 through a combination of debt financing together with approximately $500,000 from a syndicate of 11 private equity investors for this particular property and currently has an unsolicited off market letter of intent for $2,560,000. The main “value add” strategy employed for this Project has been renovating the interior quality of units, upgrading/replacing structural like the roof and raising renovated unit rents to market value. A utility charge has also been implemented to reduce owner paid utilities. Investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

LaBrook Apartments

LaBrook Apartments is an 18 unit apartment complex located in Richmond, Virginia. In 2019, this Project was purchased for approximately $700,000 through a combination of debt financing together with approximately $250,000 from a syndicate of 11 private equity investors for this particular property and currently has a broker opinion valuation of $1,250,000. In order to achieve this increase in value, mini split HVAC units were installed to replace window units, interior units were upgraded, and management efficiencies were implemented to increase rents to market rate. Notwithstanding, investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

2707-9 Azalea Garden Road

2707-9 Azalea Garden Road is a 32 unit apartment complex located in Norfolk, Virginia. In 2020, this Project was purchased as part of an 108 unit split site portfolio consisting of 5 separate property development sites, including Hillside North Apartments, Hillside South Apartments, and 9530 3rd Bay Street (see above). The entire property portfolio was purchased for approximately $3,950,000 through a combination of debt financing together with approximately $300,000 from a syndicate of 5 private equity investors for this particular property. The “as-is” appraisal at the time of purchase was $1,500,000. The main “value add” strategy employed in this Project has been renovating the interior quality of units, upgrading or replacing major infrastructure items like the roof and raising renovated unit rents to market value. This Project was recently refinanced to allow the partners to recover most of their invested capital while retaining their equity ownership. Notwithstanding, investor interests in this project are restricted, illiquid and may not be readily sold now or in the foreseeable future.

* * * * *

The Company shall not participate nor acquire any interest in the foregoing Projects nor can there be any assurance that the properties acquired by the Company will be similar or bear any semblance to the foregoing Projects.

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LIMITATIONS OF LIABILITY

As permitted by Delaware law, our Limited Liability Company Agreement provides:

•	we will indemnify our Manager to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

•	we will advance expenses to our Manager in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class G or Class L Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Mangum & Associates PC is providing legal services relating to this Form 1-A.

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MISSION FIRST CAPITAL, LLC

FINANCIAL STATEMENTS

PERIOD FROM SEPTEMBER 8, 2020 - DECEMBER 31, 2020

F-1

Report of Independent Registered Public Accounting Firm

To the Members

Mission First Capital, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mission First Capital, LLC (the “Company”) as of December 31, 2020, and the related statements of income, and cash flows for the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company has not commenced planned principal operations, plans to incur significant costs in pursuit of its planned principal operations, and has not generated any revenues, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audit provides a reasonable basis for our opinion.

/s/ Cherry Bekaert LLP

We have served as the Company’s auditor since 2020.

Virginia Beach, Virginia
July 2, 2021

F-2

Mission First Capital, LLC
Balance Sheet

As of December 31, 2020

ASSETS
Current Assets:
Accounts Receivable	$200
Total Current Assets	200

TOTAL ASSETS	200

LIABILITIES AND MEMBERS' EQUITY
Total Liabilities:	0
Equity
Class M Units	200

Total Members' Equity	200

TOTAL LIABILITIES AND MEMBERS' EQUITY	$200

F-3

Mission First Capital, LLC

Income Statement

Period From September 8, 2020 to December 31, 2020

Total
Income
Rental	$0
Total Income	0

Gross Profit	0

Expenses	0
Total Expenses	0
Net Operating Income	$0

F-4

Mission First Capital, LLC

Statement of Changes in Members’ Equity

Period From September 8, 2020 to December 31, 2020

2020

Balance, beginning of period	$–

Contribution Receivable	200

Balance, end of period	$200

F-5

Mission First Capital, LLC
Statement of Cash Flows

Period from September 8, 2020 to December 31, 2020

Total
OPERATING ACTIVITY
Net Income	$0
Net cash provided by operating activity	0

INVESTING ACTIVITY
Net cash provided by investing activity	0

FINANCING ACTIVITY
Net cash provided by financing activity	0
Net cash increase for period	$0

F-6

MISSION FIRST CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2020

NOTE 1: NATURE OF OPERATIONS

Mission First Capital, LLC (the “Company”) is a limited liability company organized September 8, 2020, under the laws of Delaware. The Company was formed for the purpose of acquisition, holding, administration, and disposition of interests in real estate.

Mission 1 Management, LLC (the “Manager”) is the initial manager of the Company and shall hold office until a successor shall have been elected and qualified. Successor manager(s) need not be a member of the Company or residents of the State of Delaware. The Manager shall manage all business and affairs of the Company.

Regarding Mission First Capital LLC, the rights and obligations of the members are governed by the operating agreement which stipulates that members’ liability is limited with regards to debts, liabilities, contracts, or any other obligations of the entity. Each members’ interest in the entity is defined by its operating agreement.

The Company has not commenced planned principal operations nor generated revenue or expenses as of December 31, 2020. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business. The Company anticipates funding operations and future acquisitions in real estate by offering to investors the opportunity to purchase up to a maximum $50,000,000 of membership units.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounting records and prepares its financial statements on an accrual basis. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

F-7

MISSION FIRST CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2020

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

Revenue Recognition

The Company recognizes revenue under Accounting Standards Codification (“ASC”) “Revenue from Contracts with Customers (Topic 606)” when it has achieved all performance obligations relevant to the sales agreement and collection is probable. No revenue has been earned or recognized for the period from September 8, 2020 (inception) through December 31, 2020.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

F-8

MISSION FIRST CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2020

The Company may in the future become subject to federal, state, and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its planned principal operations, and has not generated any revenues for the period from September 8, 2020 (inception) through December 31, 2020. The Company’s ability to continue as a going concern in the next twelve months from the date of the financial statements is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBERS’ EQUITY

The Company denominates its limited liability company interest as Membership Interest classified into three classes: Class G, Class L and Class M.

The minimum investment amount required of a Class G Investor is $5,000, however, the Manager reserves the right to accept less than the minimum investment amount from a single Class G Investor in the Manager’s sole discretion. On all matters requiring a vote of the Class G Interests, each Holder of Class G Interests shall be entitled to one vote for each Class G Interest held by such holder on the record date fixed for such meeting, or on the effective date of such written consent. Class G Members shall be entitled to the preferred return associated with their units of Class G Interests.

The minimum investment amount required of a Class L Investor is $25,000, however, the Manager reserves the right to accept less than the minimum investment amount from a single Class L Investor in the Manager’s sole discretion. On all matters requiring a vote of the Class L Interests, each Holder of Class L Interests shall be entitled to one vote for each Class L Interest held by such holder on the record date fixed for such meeting, or on the effective date of such written consent. Class L Members shall be entitled to the preferred return associated with their units of Class L Interests.

F-9

MISSION FIRST CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2020

The Manager (or its members and/or their affiliates) will retain ownership of all Class M Membership interest in the Company in exchange for any additional services to the Company. The Class M Interests shall be subordinate to the Class G and Class L Interests. The issuance of Class M Interests is irrevocable even if Mission 1 Management, LLC is removed or resigns as the Manager of the Company. On all matters requiring a vote of the Class M Interests, each holder of Class M Interests shall be entitled to one vote for each Class M Interest held by such holder on the record date fixed for such meeting, or on the effective date of such written consent.

The Company’s members may request redemption after holding their membership interests for at least 12 months, provided however that not more than 5% of the Company’s membership interests may be redeemed in a single year.

Class G and Class L members are entitled to cumulative, non-compounded preferred returns on their membership interests based on the amount of their capital contributions. The amount of the preferred returns are as follows:

•	Class G Members who elect to hold their units for a minimum term of three years: 8.33% per annum, payable at the conclusion of such term;

•	Class G Members who elect to hold their units for a minimum term of five years: 10% per annum, payable at the conclusion of such term;

•	Class G Members who elect to hold their units for a minimum term of eight years: 12.5% per annum, payable at the conclusion of such term;

•	Class L Members who make capital contributions of up to $49,999: 8% per annum, payable monthly within 30 days after the close of each full calendar month; and

•	Class L Members who make capital contributions of $50,000 or more: 10% per annum, payable monthly within 30 days after the close of each full calendar month.

Once the preferred returns have been realized by the Class G and Class L members, any and all excess distributable cash is allocated and distributed to the Class M members ratably.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company is managed by Mission 1 Management, LLC, a Delaware limited liability company.

The Manager will receive cash distributions and may earn additional compensation in the form of fees, commissions, reimbursements, interest, or other compensation. In addition, the Manager will receive an asset management fee of 1.0% of the total capital contributions, as adjusted from time to time for capital withdrawals, distributions, additional contributions, allocations, and other capital account adjustments, paid monthly and a company management fee, or carried interest, which is the profit sharing of all distributable cash that is available after the members have received their stated preferred return.

F-10

MISSION FIRST CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2020

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”. This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC.

The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers", which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted the new standard effective on the Company’s inception date.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on the Company’s financial reporting and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events in connection with the preparation of these financial statements through July 2, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

All administrative and operational expenses of the fund to date that are incurred by the members personally will not be reimbursed by the Company and instead will be reimbursed by Mission First Management LLC, a related entity.

F-11

PART III—Exhibits

Index to Exhibits

Exhibit Number		Description
2.1	**	Certificate of Formation of Mission First Capital LLC
2.2	**	Limited Liability Company Agreement of Mission First Capital LLC
4.1	*	Form of Subscription Agreement
6.1	**	Revised Regulation A+ Advisory Agreement with Rialto Markets LLC
8.1	**	Escrow Agreement with LendingClub Bank N.A.
11.1	**	Consent of Cherry Bekaert LLP PC
11.2	**	Consent of Mangum and Associates
12.1	**	Opinion of Mangum and Associates

*	Filed herewith.
**	Previously filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, Virginia, on August 31, 2021.

Mission First Capital LLC

By:	/s/ Philip Capron
Name:	Philip Capron
Title:	Manager of Mission 1 Management LLC. Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Capron	Chief Executive Officer	August 31, 2021
Philip Capron

/s/ Anthony Pinto	Chief Financial Officer, Chief Operating Officer and Principal Accounting Officer	August 31, 2021
Anthony Pinto

III-2